UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2021

CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Boulevard,
St. Louis,	Missouri	63105
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (314) 725-4477
(Former Name or Former Address, if Changed Since Last Report): N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value	CNC	NYSE

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 5, 2021, Christopher Isaak, Centene Corporation’s (the Company) Senior Vice President, Corporate Controller and Chief Accounting Officer provided notice that he will retire from the Company effective April 30, 2021.

Katie Casso has been named Senior Vice President, Corporate Controller effective April 1, 2021, and will transition responsibilities from Mr. Isaak. It is expected that Ms. Casso will also be appointed by the Board of Directors as the Chief Accounting Officer at the next scheduled Board meeting. Ms. Casso has served in various positions of increasing responsibility during her career at the Company spanning the past 16 years. She most recently held the position of Vice President, Assistant Controller since January 2016.

ITEM 7.01 REGULATION FD DISCLOSURE

A copy of the press release announcing the events described in Item 5.02 above is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits. See Exhibit Index.

EXHIBIT INDEX

Exhibit Number	Description
99.1	Centene Corporation Press Release issued March 11, 2021.
104	Cover page information from Centene Corporation’s Current Report on Form 8-K filed on March 11, 2021 formatted in iXBRL (Inline Extensible Business Reporting Language).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date:	March 11, 2021	By:	/s/ Jeffrey A. Schwaneke
Jeffrey A. Schwaneke Executive Vice President & Chief Financial Officer